Brunswick Corporation 1 N. Field Court Lake Forest, IL 60045
Telephone 847.735.4700 Facsimile 847.735.4750
www.brunswick.com

BRUNSWICK ANNOUNCES AMENDMENT TO REVOLVING CREDIT FACILITY

LAKE FOREST, Ill., June 26, 2014 - Brunswick Corporation (NYSE: BC) announced today that it and a group of financial institutions have amended and restated the Company’s revolving credit facility. The facility, which will be in effect through 2019, remains at $300 million and offers Brunswick more favorable terms in light of its enhanced capital structure and improving market conditions.

The Company believes the new facility provides adequate levels of credit availability and supplements its current strong cash position. Additionally, the facility provides improved terms and conditions that enhance the Company’s overall financial flexibility.

“With this amendment, Brunswick continues to maintain ample liquidity and financial flexibility with which to move forward,” explained Brunswick Senior Vice President and Chief Financial Officer William L. Metzger. “Further, we believe the terms of the facility recognize the significant progress that Brunswick has made in the past several years as we have successfully emerged from the effects of the recession. It acknowledges our execution against our strategic plan, continued improvement of our financial results, and the work we have done to generate cash, reduce debt and strengthen our capital structure along with our continuing focus on returning to investment grade status.”

As part of this amendment, the facility was converted into a secured cash flow facility from a secured asset-based facility, with provisions that allow for a release of collateral when the Company achieves certain credit rating levels. The facility contains a leverage coverage covenant and an interest coverage covenant. There are presently no borrowings under the facility; however, there are previously issued letters of credit, which total approximately $6 million. The amendment and restatement of the facility, which remains in place through June 2019, was led by JP Morgan Securities LLC, Bank of America Merrill Lynch and Wells Fargo Securities, LLC.

Additional information concerning the revolving credit facility can be found in the Current Report on Form 8-K filed today by the Company.

Joint venture agreement also modified
In addition to this amended credit facility, Brunswick Financial Services has also entered into an agreement with GE Capital Solutions (NYSE: GE) to amend the terms of its joint venture agreement. The amendment is necessitated by the new financial ratio covenants included in the revolving credit facility, and will synchronize the leverage coverage covenant between each agreement. The joint venture, Brunswick Acceptance Company (BAC), began operations in 2003, with the terms of the current agreement through 2016. BAC provides wholesale floor plan financing for qualifying Brunswick marine dealers.

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about Brunswick’s business. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and often contain words such as “may”, “could”, “expect”, “intend”, “plan”, “seek”, “estimate”, “believe”, “predict”, “potential” or “continue”. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income available to consumers for discretionary purchases, tight consumer credit markets, and the level of consumer confidence on the demand for marine, fitness, billiards and bowling equipment, products and services; the ability of dealers and customers to secure adequate access to financing and the Company’s ability to access capital and credit markets; the ability to maintain strong relationships with dealers, distributors and independent boat builders; the ability to maintain effective distribution and develop alternative distribution channels without disrupting incumbent distribution partners; the ability to successfully manage pipeline inventories and respond to any excess supply of repossessed and aged boats in the market; credit and collections risks, including the potential obligation to repurchase dealer inventory; the risk of losing a key account or a critical supplier; the strength and protection of the Company’s brands and other intellectual property; the ability to spread fixed costs while establishing a smaller manufacturing footprint; the ability to successfully complete restructuring efforts in accordance with projected timeframes and costs; the ability to obtain components, parts and raw materials from suppliers in a timely manner and for a reasonable price; the need to meet pension funding obligations; the effect of higher energy and logistics costs, interest rates and fuel prices on the Company’s results; competitive pricing pressures, including the impact of inflation and increased competition from Asian competitors; the ability to develop new and innovative products in response to changing retail demands and expectations that are differentiated for the global marketplace at a competitive price and in compliance with applicable laws; the effect of competition from other leisure pursuits on the level of participation in boating, fitness, bowling and billiards activities; the risk of product liability, warranty and other claims in connection with the manufacture and sale of products; the ability to respond to and minimize the negative financial impact of legislative and regulatory developments, including those related to environmental restrictions, climate change, healthcare costs, taxes and employee benefits; the ability to maintain market share, particularly in high-margin products; fluctuations in the Company’s stock price due to external factors; the ability to maintain product quality and service standards expected by customers; the ability to increase manufacturing operations and meet production targets within time and budgets allowed; negative currency trends, including shifts in exchange rates; competition from new technologies; the ability to complete environmental remediation efforts and resolve claims and litigation at the cost estimated; the uncertainty and risks of doing business in international locations, including international political instability, civil unrest and other risks associated with operations in emerging markets; the risk of having to record an impairment to the value of goodwill and other assets; the effect that catastrophic events may have on consumer demand and the ability to manufacture products, including hurricanes, floods, earthquakes, and environmental spills; the effect of weather conditions on demand for marine products and retail bowling center revenues; the risk of losing individuals who are key contributors to the organization; and risks associated with the Company’s information technology systems, including the continued use of legacy systems and the risk of a failure of or attacks on the Company’s information systems, which could result in data security breaches, lost or stolen assets or information, and associated remediation costs.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2013. Such forward-looking statements speak only as of the date on which they are made and Brunswick does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this news release, or for changes made to this document by wire services or Internet service providers.

About Brunswick
Headquartered in Lake Forest, Ill., Brunswick Corporation endeavors to instill "Genuine Ingenuity"(TM) in all its leading consumer brands, including Mercury and Mariner outboard engines; Mercury MerCruiser sterndrives and inboard engines; MotorGuide trolling motors; Attwood and Whale marine parts and accessories; Land 'N' Sea, Kellogg Marine, and Diversified Marine parts and accessories distributors; Bayliner, Boston Whaler, Brunswick Commercial and Government Products, Crestliner, Cypress Cay, Harris FloteBote, Lowe, Lund, Meridian, Princecraft, Quicksilver, Rayglass, Sea Ray and Uttern boats; Life Fitness and Hammer Strength fitness equipment; Brunswick bowling centers, equipment and consumer products; Brunswick billiards tables and table tennis. For more information, visit http://www.brunswick.com.

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Contact:     Bruce J. Byots
Vice President - Corporate and Investor Relations
Phone:     847-735-4612
Email:        bruce.byots@brunswick.com

Contact:     Daniel Kubera
Director - Media Relations and Corporate Communications
Phone:     847-735-4617
Email:        daniel.kubera@brunswick.com